Exhibit 10.332

THIRD AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

Flagler Village Site, Fort Lauderdale, FL – Andrews Village Property

This THIRD AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this “Amendment”) is made and entered into as of June 30, 2015, by and among ArchCo Residential LLC (“Purchaser”), and Andrews Village LLC (“Seller”).

Recitals

This Amendment is made with respect to the following facts:

A.           Seller and Purchaser entered into that certain Agreement of Purchase and Sale dated as of January 12, 2015 (the “Original Agreement”), with respect to the real property owned by Seller and located on the east side of North Andrews Avenue between NE 5th Street and NE 6th Street in Fort Lauderdale, Florida, (the “Property”), as more particularly described in the Original Agreement.

B.           Seller and Purchaser entered into an Amendment to the Original Agreement dated as of February 9, 2015 (the “First Amendment”) and a Second Amendment to the Original Agreement dated as of April 30, 2015 (the “Second Amendment”). The Original Agreement, as amended by the First Amendment and the Second Amendment, is referred to in this Amendment as the “Purchase Agreement”.

C.           While not a party to the Original Agreement, Lender signed the Original Agreement as consenting to the consummation of the transactions described in the Purchase Agreement.

D.           Seller and Purchaser desire to amend the Purchase Agreement in accordance with this Amendment.

Agreement

In consideration of the foregoing Recitals, the conditions, terms, covenants and agreements set forth in this Amendment, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree that the Purchase Agreement is amended as set forth in this Amendment:

1.          Defined Terms. Each initially capitalized term used in this Amendment has the meaning set forth for that term in the Purchase Agreement, unless it is otherwise defined in this Amendment.

2.          Amendments.

2.1           Purchase Price. Section 1.1(f) of the Purchase Agreement is amended to read as follows:

“(f) Purchase Price: $2,500,000.00; plus the Purchase Price shall be increased by (i) an amount equal to $308.00 per day, for the period beginning on April 30, 2015 and ending on the Closing Date (for interest that accrues during that period on the outstanding principal balance of the loan secured by the Mortgage), and (ii) beginning as of June 1, 2015, the Purchase Price shall increase by $33,750.00 per month on the first of each calendar month that occurs before the Closing Date, but in no event will the aggregate Purchase Price increases pursuant to this clause (ii) exceed $150,000.00. No monthly amount payable under the preceding clause (ii) shall be prorated. This Section 1.1(f) supersedes Section 1.1(f) of the Original Agreement and Paragraph 2.4 of the Second Amendment.”

2.2           Extension of Closing Date. Section 1.1(h) of the Purchase Agreement is amended to read as follows:

“(h) Closing Date:             As designated by Purchaser upon not less than five Business Days’ prior notice, but not later than September 15, 2015.”

2.3           Earnest Money. Notwithstanding the provisions of the Purchase Agreement to the contrary (including, without limitation, Section 2.4 of the First Amendment), the Earnest Money and additional Earnest Money paid by Purchaser under the Purchase Agreement shall not be refundable to Purchaser if Seller is unable to Close because Lender has begun foreclosure proceedings and/or foreclosed on the Real Property under the Mortgage.

3.          Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same Amendment when each party has signed one of the counterparts. This Amendment may be delivered by facsimile or other form of electronic transmission.

4.          Entire Agreement. The Purchase Agreement, as amended by this Amendment, constitutes the full and complete agreement and understanding between Seller and Purchaser and shall supersede all prior communications, representations, understandings or agreements, if any, whether oral or written, concerning the subject matter contained in the Purchase Agreement, as so amended, and no provision of the Purchase Agreement, as so amended, may be modified, amended, waived or discharged, in whole or in part, except by a written instrument executed by Seller and Purchaser.

5.          Full Force and Effect; Incorporation. Except as modified by this Amendment, the terms and provisions of the Purchase Agreement are hereby ratified and confirmed and are and shall remain in full force and effect. If any inconsistency arises between this Amendment and the Purchase Agreement as to the specific matters which are the subject of this Amendment, the terms and conditions of this Amendment shall control. This Amendment shall be construed to be a part of the Purchase Agreement and shall be deemed incorporated in the Purchase Agreement by this reference.

6.          Effective Date. This Amendment will be effective on the latest date of execution by Seller, Purchaser or Lender, as indicated on the signature page of this Amendment.

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The undersigned have executed this Amendment as of the date first written above.

Purchaser:

ArchCo Residential LLC

By:	/s/ Neil T. Brown	Date: 07/02/15
Neil T. Brown, its Chief Executive Officer

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Seller:

Andrews Village LLC

By:	/s/ Richard Schwartz	Date: 07/02/15
Richard Schwartz, its Managing Member

While not party to the Purchase Agreement, as amended by this Amendment, Lender consents to Seller entering into this Agreement and the consummation of the transactions described in the Purchase Agreement, as amended by this Amendment, in accordance with its terms and conditions.

Lender:

Sunstate Bank

By:	/s/ Lloyd Devaux	Date: 07/06/15
Name:	Lloyd Devaux
Title:	CEO

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